Exhibit 99.1
Joint Filing Agreement
     The undersigned hereby agree as follows:
(i)	Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)	Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.
Date: April 8, 2011

H PARTNERS MANAGEMENT, LLC

By: Name:	/s/ Rehan Jaffer Rehan Jaffer
Title:	Managing Member

H PARTNERS CAPITAL, LLC

By: Name:	/s/ Rehan Jaffer Rehan Jaffer
Title:	Managing Member

H PARTNERS PHOENIX CAPITAL, LLC

By: Name:	/s/ Rehan Jaffer Rehan Jaffer
Title:	Managing Member

H PARTNERS, LP

By:	H PARTNERS CAPITAL, LLC
Its:	General Partner

By: Name:	/s/ Rehan Jaffer Rehan Jaffer
Title:	Managing Member

H OFFSHORE FUND, LTD.

By:	H PARTNERS MANAGEMENT, LLC
Its:	Investment Manager

By: Name:	/s/ Rehan Jaffer Rehan Jaffer
Title:	Managing Member

H PARTNERS PHOENIX SPV FUND, LP

By:	H PARTNERS PHOENIX CAPITAL, LLC
Its:	General Partner

By: Name:	/s/ Rehan Jaffer Rehan Jaffer
Title:	Managing Member

/s/ Rehan Jaffer

Rehan Jaffer